Exhibit 10.4

AMENDMENT TO THE CONCESSION GRANTED BY THE FEDERAL GOVERNMENT THROUGH THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION, HEREINAFTER, THE “MINISTRY,” IN FAVOR OF FERROCARRIL DEL NORESTE, S.A. DE C.V., WHO CHANGED ITS NAME TO TFM, S.A. DE C.V., NOW KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V., HEREINAFTER, THE “CONCESSION HOLDER,” ON DECEMBER 2, 1996, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:
RECITALS

I.
On December 2, 1996, the Federal Government, through the Ministry, granted to the Concession Holder a Concession (i) to operate and exploit the Northeast railroad route described in Annex one, the configuration, areas, boundaries and routes of which are detailed in Annex two; (ii) for the use, exploitation and operation of the public property described in Annex three, except for the areas indicated in Annex four; and (iii) for the provision of the public freight rail transportation service in this railroad, which includes the permits to provide the ancillary services indicated in Annex five, in accordance with the terms set forth in the Concession, which was published in the Official Gazette of the Federation on February 3, 1997 and amended on February 12, 2001, November 22, 2006 and December 31, 2013, hereinafter the Concession.

II.
The property that was given to the Concession Holder includes the México-Lázaro Cárdenas Corredor of the Caltzonzin-Uruapan NC Line, at kilometer 4+900.00 through 6+128.00, where the land called “La Cedrera” is located in the Municipality of Uruapan, Michoacán.

III.
Ferrocarril del Noreste, S.A. de C.V., changed it name to TFM, S.A. de C.V., as evidenced in public deed number 33,385, dated May 6, 1997, granted before Mr. Miguel Limón Díaz, Notary Public number 97 of the Federal District, which is duly recorded in the Public Registry of Property and Commerce of the Federal District, under commercial file number 222305.

IV.
On December 2, 2005, TFM, S.A. de C.V., changed its name to Kansas City Southern de México, S.A. de C.V. evidencing the foregoing in public deed number 38013, dated December 2, 2005, granted before Mr. Gabriel Benjamín Díaz Soto, Notary Public number 131 of the Federal District, which was duly recorded in the Public Registry of Property and Commerce of Mexico City under commercial file 222305.

V.
On December 18, 2012, the Concession Holder, the Ministry and the City of Uruapan, Michoacán, signed an agreement for safekeeping and security in order to monitor the right of way of the “NC” Line, thereby guaranteeing the railway operation in an efficient and safe manner.

VI.
Pursuant to official communications SCT.4.3.0.4.-1276/2015 dated June 19, 2015 and SCT.4.3.0.4.-1660/2015 dated August 5, 2015, the Director of Legal Affairs of the then General Office of Rail and Multimodal Transport, informed the Concession Holder, that the Director of the Inter-ministry Coordination of the Under-ministry of Prevention and Citizen Participation of the Ministry of the Interior (SEGOB) requested support for the disincorporation of the land called “La Cedrera” in the Municipality of Uruapan, Michoacán.

VII.
The Concession Holder stated in a letter dated August 14, 2015, addressed to the General Office of Rail and Multimodal Transport, the acceptance for the disincorporation the land called “La Cedrera” from the Concession in order for the property to be integrated into the National Program for Social Prevention of Violence and Crime.

VIII.
Pursuant to official communication PM/PM/045/2016, dated February 9, 2016, the Municipal President of Uruapan, Michoacán, formally requested the Ministry the disincorporation and subsequent donation of “La Cedrera” property concessioned to Kansas City Southern de México, S.A. de C.V.

IX.
Pursuant to official communication PM/PM/0046/2016, dated February 10, 2016, the Municipal President of Uruapan, Michoacán, requested the Institute of Administration and Appraisals of National Assets (INDAABIN) to begin the process of disincorporation and donation of a section of the “NC” Line, with the purpose of using and at the same time commitment to use the property to social purposes, in three stages: first, the construction of the urban park “La Cedrera”; second, urban intervention and integration; third, socio-economic activation under the Michoacán Plan, “Together We Will Make It,” and the joint intervention strategy.

X.
The INDAABIN, pursuant to official communication DIDI/SDUD/D.DESI/0990/2016, dated May 6, 2016, informed the Municipal President of Uruapan, Michoacán, that it was necessary to obtain approval from the Ministry to exclude from the Concession granted to the Concession Holder the area requested in donation, as well as to exclude said area from the Railroad of which it was a part and to make available to that Institute the area.

XI.
Pursuant to official communication PM/PM/1223/2017, dated September 28, 2017, the Municipal President of Uruapan, Michoacán requested the Concession Holder to express its opinion with respect to the exclusion of the surface area in order to continue with the process before the INDAABIN, and an in a written letter dated October 3 of the same year, it reiterated its commitment and willingness to continue with the process of disincorporation of the property and, upon completion of the process, to terminate the agreement of safekeeping and security executed with the Municipality of Uruapan, and to amend the Concession accordingly.

XII.
Notwithstanding the foregoing, pursuant to official communication 4.3.0.4.-1701 BIS/2017, the Director of Legal Affairs of the General Office of Rail and Multimodal Development requested the Concession Holder to express its opinion with respect to the usefulness of the property called “La Cedrera,” for the operation of the Northeast railroad. Pursuant to a written letter dated December 21, 2017, the Concession Holder reiterated its willingness to revert in favor of the Ministry the property in question, stating that the property is not material or essential for the provision of the rail transport service.

XIII.
On October 12, 2017, Centro SCT Michoacán conducted the technical verification to determine the physical and operating conditions of the “NC” line from km 4+900.00 through km 6+128.00, Caltzontzin-Uruapan section, Caltzontzin district. Also, on October 13, 2017, the detailed minutes of said verification were drafted. As a result of the foregoing, it was determined that the section in question does not have any railway operation.

XIV.
Derived from the foregoing and after all the documents submitted by the various entities involved were analyzed, this General Office of Railway and Multimodal Development, pursuant to the relevant Feasibility Report, dated February 13, 2018, determined the feasibility of carrying out the disincorporation of the property in question, given that all necessary requirements are technically and legally met, as the property it is not necessary, presently or in the foreseeable future, for the provision of public rail transport service, and so once this Amendment is executed, the property will be made available to the Institute of Administration and Appraisals of National Assets.

XV.
Mr. José Guillermo Zozaya Délano, as legal representative of the “Concession Holder”, evidenced his capacity with sufficient legal powers to enter into this Amendment to Concession, which powers have not been revoked or modified in any manner, as stated in the public deed number 122385 dated April 27, 2007 containing the written confirmation of the unanimous resolutions of the members representing all the equity interests in which the capital stock of Kansas City Southern de México S.A. de C.V. is divided, dated April 2, 2007, passed before Mr. Cecilio González Márquez, Public Notary number 151 of the Federal District.

Having regard to the foregoing, pursuant to Articles 36, sections I, VII, VIII and XXVII of the Organic Statute of the Federal Public Administration; 1, 5, 6, section II, 7, 8 and 14 of the Regulatory Law of the Railway Service; 1 and 4 of the Railway Service Regulations; 5 sections XI and XXIII of the Internal Regulations of the Ministry of Communications and Transportation, and Conditions 1.2.1, 1.2.2, 5.2 and 5.4 of the Concession, this agency of the Federal Government, hereby amends the Concession, according to the following:
CLAUSES
ONE.- The property called “La Cedrera” located in the Municipality of Uruapan, Michoacán, located on the right of way of Line “NC” kilometer 4+900.00 through 6+128.00 with an area of 117,068.06 m2 and the metes and bounds identified in the document attached hereto as Annex “A”, as well as the public property therein, are excluded from the Concession, therefore, the property, with all works and improvements made by the Concession Holder, which are attached thereto, are reversed to the Federal Government, without limitation of ownership and free and clear of any liens.
TWO.- Annexes One “Description of the Concessioned Railway,” Two “Specifications of the Configuration, Surface Areas, Metes and Bounds and Routes of the Railway-Track Letters” and Three “Specifications of the Property,” of the Concession are hereby amended in order to remove any reference to the property called “La Cedrera” located in the Municipality of Uruapan, Michoacán, the surface area and metes and bounds of which are identified in the document referred to in Clause One above and in the track letter that is included as Annex “B” hereto.
THREE.- Annex Four “Surface Areas that are excluded from the Concessioned Railway and list of assets with historical, cultural or artistic value” is hereby amended in order to exclude from the Concession the land called “La Cedrera” located in Uruapan, Michoacán, and any public property listed in “Annex B”, which are reversed to the Federal Government without limitation of ownership and free and clear of any liens, with all works and improvements made by the Concession Holder, which are attached thereto as identified in Annex “A” hereto.
FOUR.- The Concession Holder will process, at its expense, the publication of this amendment in the Official Gazette of the Federation, without annexes, within a period not to exceed 60 calendar days from the date of this Amendment.
FIVE.- This Amendment will become effective as of its execution and will become an integral part of the Concession. The conditions of the Concession that are not subject matter of this Amendment survive and are hereby ratified.
SIX.- The Concession Holder unconditionally accepts the amendment to the Concession, subject matter hereof, in accordance with the terms stated above.

This Amendment to the Concession is executed in Mexico City on April 27, 2018.

By THE MINISTRY	By THE CONCESSION HOLDER
Gerardo Ruiz Esparza Secretary of Communications and Transportation	José Guillermo Zozaya Délano Legal Representative of Kansas City Southern de México, S.A. de C.V.